UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  02/09/2005

OYO GEOSPACE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-36727

DE	76-0447780
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

7007 Pinemont Drive, Houston, TX 77040
(Address of Principal Executive Offices, Including Zip Code)

(713) 986-4444
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On February 8, 2005, OYO Geospace Corporation (the "Company") amended its 1997 Key Employee Stock Option Plan (the "Key Employee Plan"). The amendment, which became effective upon the approval of the Company's stockholders thereof, increases the number of shares of the Company's Common Stock, par value $.01 per share ("Common Stock") that are available for issuance under the Key Employee Plan by 250,000, to a total of 1,125,000.

On February 8, 2005, the Company also amended its 1997 Non-Employee Director Plan (the "Director Plan"). The amendment, which became effective upon the approval of the Company's stockholders thereof, (i) increases the number of shares of Commmon Stock that are available for issuance under the Director Plan by 75,000, to a total of 150,000; (ii) enables members of the Company's board of directors to receive shares of Common Stock for their additional director's fees; and (iii) gives the Company's board of directors the flexibility to pay in the future a part of the director's fees in shares of Common Stock.

The Key Employee Plan is designed to provide certain full-time key employees of the Company, and the Director Plan is designed to provide the Company's non-employee directors, with additional incentives to promote the success of the Company's business.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OYO GEOSPACE CORPORATION

Date: February 09, 2005.	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Chief Financial Officer